UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2008

NATIONAL INVESTMENT MANAGERS INC.
(Exact name of registrant as specified in its charter)

Florida	000-51252	59-2091510
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Metro Place South, Suite 275, Dublin, Ohio 43017
(Address of principal executive offices) (zip code)

614-923-8822
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01    Completion of Acquisition or Disposition of Assets
Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 3, 2007, National Investment Managers Inc. (the "Company") entered into and closed a Stock Purchase Agreement (the "Agreement") with Richard L. Kaplan and Hana E. Kaplan Inter Vivos Trust Agreement dated 1/29/97 as amended and restated 1/10/03 and Anthony Delfino ("Sellers") and California Investment Annuity Sales, Inc. ("CIAS"). Pursuant to the Agreement, the Company acquired and, the Sellers sold, 100% of the outstanding securities in CIAS.

In consideration for 100% of the outstanding securities in CIAS, the Company paid the Sellers $1,425,000 in cash, issued the Sellers promissory notes for an aggregate of $950,000 with the half of the principal in the amount of $475,000 together with interest payable June 2009 and the remaining principal in the amount of $475,000 and interest payable June 2010. In the event that certain revenue targets, as adjusted in certain circumstances, are not achieved by CIAS during the 24 months following the closing date or the liabilities of CIAS at closing are greater than the assets of CIAS at closing, then the principal payable in connection with the promissory notes will be reduced by the amount of such shortfall or the amount that such liabilities exceed the assets.

In connection with the acquisition of CIAS, the Company entered into the following agreements:

•	Non-Disclosure and Non-Solicitation Agreement between the Company and Richard Kaplan;
•	Non-Disclosure and Non-Solicitation Agreement between the Company and Anthony Delfino;
•
an Employment Agreement by and between a wholly owned subsidiary of the Company and Richard Kaplan for a one year period with compensation of $90,000 and certain fees for the generation of new business; and

•
a Consulting Agreement by and between a wholly owned subsidiary of the Company and Anthony Delfino for a one year period with compensation of $100,000 and certain fees for the generation of new business;

The Company utilized cash on hand in connection with the acquisition of CIAS to finance the cash component of the purchase price. As previously disclosed, on November 30, 2007, the Company entered into (i) a Revolving Line of Credit and Term Loan Agreement (the “Senior Loan Agreement”) with RBS Citizens, National Association (the “Senior Lender”) and (ii) a Securities Purchase and Loan Agreement (the “Subordinated Senior Agreement”) with Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC, and Lehman Brothers Commercial Bank (collectively, the “Subordinated Senior Lenders”) and Woodside Agency Services, LLC, as collateral agent. Pursuant to the Senior Loan Agreement, the Company issued and sold a Revolving Line of Credit Note in the initial amount of $1,000,000 and a Term Loan Promissory Note in the initial amount of $8,000,000. Pursuant to the Subordinated Senior Agreement, the Company issued and sold Senior Secured Notes due January 11, 2011 and common stock purchase warrants to purchase an aggregate of 11,485,578 shares of common stock at varying exercise prices of $0.50, $1.00 and $1.50.

In accordance with the security agreements entered between the Company and the Senior Lender and the Subordinated Senior Lenders, CIAS and the Senior Lender entered into the Amendment No. 1 to Revolving Line of Credit and Term Loan Agreement and the Company and the Subordinated Senior Lenders entered into a Consent and Amendment No. 1 to the Securities Purchase and Loan Agreement pursuant to which the assets of CIAS were collateralized by the Senior Lender and the Subordinated Senior Lenders and the securities of CIAS were pledged to each of our lenders. In addition, each of the Sellers entered into a subordination agreement with the Senior Lender and the Subordinated Senior Lender.

Prior to the acquisition of CIAS, except that Richard Kaplan and Anthony Delfino were serving in critical capacities with a wholly owned subsidiary of the Company, no material relationship existed between the Company and the Sellers and/or their affiliates, directors, officers or any associate of an officer or director.

CIAS is a distributor of securities and insurance contracts, primarily qualified retirement plans in the small and medium-sized market through its office located in Marina Del Rey, California.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Amendment No., 1 to Revolving Line of Credit and Term Loan Agreement by and between Citizens RBS, National Association, and National Investment Managers Inc.

4.2
Consent and Amendment No. 1 to Securities Purchase and Loan Agreement by and among National Investment Managers Inc., Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC, Lehman Brothers Commercial Bank and Woodside Agency Services, LLC as collateral agent

10.1
Stock Purchase Agreement among National Investment Managers Inc., California Investment Annuity Sales, Inc., Richard L. Kaplan and Hana E. Kaplan Inter Vivos Trust Agreement dated 1/29/97 as amended and restated 1/10/03 and Anthony Delfino dated April 3, 2008

10.2	Employment Agreement by and between Richard L. Kaplan and VEBA Administrators, Inc. dated April 3, 2008

10.3	Consulting Agreement by and between Anthony S. Delfino and VEBA Administrators, Inc. dated April 3, 2008

10.4	Non-Disclosure and Non-Solicitation Agreement by and between Anthony S. Delfino and National Investment Managers Inc. dated April 3, 2008

10.5	Non-Disclosure and Non-Solicitation Agreement by and between Richard Kaplan and National Investment Managers Inc. dated April 3, 2008

10.6	Promissory Note payable to Anthony S. Delfino

10.7	Promissory Note payable to Richard Kaplan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.

Dated: April 7, 2008	By:	/s/ Steven Ross
	Name:	Steven Ross
	Title:	Chief Executive Officer